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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1993 Stock Option Plan, the 2003 Stock Option Plan and the 2005 Stock Incentive Plan of Unica Corporation of our report dated October 28, 2005, with respect to the consolidated financial statements of Unica Corporation, included in the Annual Report (Form 10-K) for the year ended September 30, 2005.

                                             /s/ Ernst & Young LLP

Boston, Massachusetts
December 13, 2005